UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

The Kraft Heinz Company

(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2022, Kraft Heinz Foods Company (“KHFC”) and The Kraft Heinz Company (the “Company”) entered into a new Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC, Citibank, N.A., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, and Wells Fargo Securities, LLC, as revolving joint lead arrangers and revolving joint bookrunners, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, and Wells Fargo Bank, National Association, as revolving syndication agents, and the lenders named therein.

The Credit Agreement replaces KHFC’s and the Company’s existing $4.0 billion revolving credit facility that was scheduled to mature on July 6, 2025 (the “Existing Credit Agreement”). The Credit Agreement provides for a five-year senior unsecured revolving credit facility in an aggregate amount of $4.0 billion (the “New Revolving Credit Facility”). The New Revolving Credit Facility includes a $1.0 billion sublimit for borrowings in Canadian dollars, euro, or British pound sterling as well as a swingline sub-facility of up to $400 million, a letter of credit sub-facility of up to $300 million, and a competitive bid loan facility under which Borrowers (defined below) may borrow on a non-ratable basis from one or more of the lenders under the New Revolving Credit Facility. Additionally, and subject to certain conditions, KHFC may increase the amount of revolving commitments and/or add tranches of term loans to KHFC in a combined aggregate amount of up to $1.0 billion.

The New Revolving Credit Facility is available to KHFC and any wholly owned subsidiary of KHFC designated by KHFC (each, a “Subsidiary Borrower” and, together with KHFC, the “Borrowers”) and will mature on July 8, 2027. KHFC may periodically request the extension of the revolving maturity date by one year periods. The New Revolving Credit Facility may be prepaid at any time and unused commitments may be reduced at any time, in whole or in part, at the option of the borrower, without premium or penalty (subject to notice periods and minimum amounts). The competitive bid loans may not be prepaid except as on the terms set forth in the applicable competitive bid note evidencing the competitive bid loan.

The obligations under the New Revolving Credit Facility are guaranteed by KHFC and the Company in the case of indebtedness and other liabilities of any Subsidiary Borrower.

Interest rates on obligations under the New Revolving Credit Facility are based on prevailing annual interest rates for Term SOFR/EURIBOR/CDOR loans or an alternative base rate/Canadian prime rate, in each case subject to an applicable margin based upon the long-term senior unsecured, non-credit enhanced debt rating assigned to KHFC.

KHFC will pay certain recurring fees with respect to the New Revolving Credit Facility, including (1) fees on the unused commitments of the lenders under the New Revolving Credit Facility, and (2) a participation fee and fronting fee on the aggregate face amounts of outstanding letters of credit.

The Credit Agreement also contains customary representations, covenants, and events of default.

The financial institutions party to the Credit Agreement have performed and may continue to perform commercial banking and financial services for KHFC and/or the Company for which they have received and will continue to receive customary fees.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed hereto as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement.

On July 8, 2022, in connection with KHFC’s and the Company’s entry into the Credit Agreement, the Existing Credit Agreement, dated as of July 6, 2015, by and among KHFC (formerly known as H. J. Heinz Company), the Company (formerly known as H.J. Heinz Holding Corporation), the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Europe Limited, as London agent, as amended from time to time, was terminated.

The Existing Credit Agreement provided for a revolving credit facility of up to $4.1 billion through July 6, 2023 and up to $4.0 billion from July 6, 2023 through maturity on July 6, 2025. The obligations under the Existing Credit Agreement were guaranteed by KHFC and the Company in the case of indebtedness and other liabilities of any subsidiary borrower.

The financial institutions party to the Existing Credit Agreement have performed and may continue to perform commercial banking and financial services for KHFC and/or the Company for which they have received and will continue to receive customary fees.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

As previously described in the Company’s Quarterly Report on Form 10-Q for the period ended March 26, 2022, during the fourth quarter of the Company’s 2021 fiscal year, certain organizational changes were announced that impacted the Company’s internal reporting and reportable segments beginning in the second quarter of the Company’s 2022 fiscal year. As a result of these changes, the Company combined its United States and Canada zones to form the North America zone. Effective in the second quarter of its 2022 fiscal year, the Company manages and reports its operating results through two reportable segments defined by geographic region: North America and International.

Prior to the reorganization of the Company’s reportable segments in the second quarter of fiscal year 2022, the Company managed and reported its operating results through three reportable segments defined by geographic region: United States, International, and Canada. Accordingly, the Company is providing supplemental historical segment financial information, which conforms to the new reportable segment structure, in Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Credit Agreement, dated July 8, 2022, among The Kraft Heinz Company, Kraft Heinz Foods Company, the initial lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Supplemental Historical Financial Information by New Reportable Segments for the years ended December 25, 2021, December 26, 2020, and December 28, 2019, and for each of the quarters ended March 27, 2021, June 26, 2021, September 25, 2021, December 25, 2021, and March 26, 2022.

104	The cover page of The Kraft Heinz Company’s Current Report on Form 8-K dated July 8, 2022, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: July 8, 2022	By:	/s/ Andre Maciel
Andre Maciel
Executive Vice President and Global Chief Financial Officer

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